EXHIBIT 23.1
                                                                    ------------

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-81044, 333-19753, 333-59902, 333-74197 and 333-86728)
(pertaining to the 1991 Qualified Stock Option Plan, the Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan, the 1995 Amended and Restated Non-Employee Director Stock Option Plan and the 1998 Non-Executive Employee Stock Option and Restricted Stock Purchase Plan) and Form S-3 (Nos. 333-95361, 333-33986, 333-37630, 333-45818, 333-49628, 333-59346, 333-63514,
333-99559,  333-99673,  333-106420,  333-110729,  and  333-112611) of our report dated March 10, 2004, with respect to the consolidated financial statements of Epsilor Electronic Industries Ltd. as of December 31, 2003, included in Arotech Corporation's Current Report on Form 8-K/A dated March 26, 2004, filed with Securities and Exchange Commission.



                                        /s/ Kost, Forer, Gabbay & Kassierer
                                        --------------------------------------
                                            Kost, Forer, Gabbay & Kassierer
                                            (Formerly: Kost, Forer & Gabbay)
                                            Member of Ernst & Young Global

Tel-Aviv, Israel
March 25, 2004